Exhibit 99.3

9830 MacArthur LLC & Subsidiaries

Ecommerce Business Under the Brands

Mueller, Pursteam, Pohl and Schmitt

and Spiralizer

COMBINED CARVE-OUT FINANCIAL STATEMENTS

For the Nine Months Ended

September 30, 2020 and 2019

9830 MacArthur, LLC & Subsidiaries

Table of Contents

For the Nine months ended September 30, 2020 and 2019

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1
COMBINED CARVE-OUT BALANCE SHEETS	2
COMBINED CARVE-OUT STATEMENTS OF OPERATIONS	3
COMBINED CARVE-OUT STATEMENTS OF EQUITY IN NET ASSETS	4
COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS	5
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS	6-12

Independent Accountants’ Review Report

To the Members of

9830 MacArthur LLC & Subsidiaries

Sheridan, Wyoming

We have reviewed the accompanying combined financial statements of 9830 MacArthur, LLC & Subsidiaries’ ecommerce business under the brands Mueller, Pursteam, Pohl and Schmitt and Spiralizer (the “carve-out” business), which comprise the combined carve-out balance sheets as of September 30, 2020 and 2019, and the related combined carve-out statements of operations and equity in net assets , and cash flows for the nine months then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s carve-out financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined carve-out financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined carve-out financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined carve-out financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

BOECKERMANN GRAFSTROM & MAYER, LLC
Certified Public Accountants

St. Paul, Minnesota
May 5, 2021

9830 MacArthur, LLC & Subsidiaries

Combined Carve-Out Balance Sheets

September 30, 2020 and 2019

ASSETS	2020	2019
CURRENT ASSETS
Accounts Receivable	$4,835,003	$1,529,994
Inventories	14,101,346	5,629,962
Prepaid Inventory	3,149,699	1,308,733
Total Current Assets	$22,086,048	$8,468,689
TOTAL ASSETS	$22,086,048	$8,468,689
LIABILITIES AND EQUITY IN NET ASSETS
CURRENT LIABILITIES
Accounts Payable	$3,970,047	$1,341,929
Sales Return Reserve	168,982	74,569
Accrued Expenses	1,226,557	589,942
Total Current Liabilities	$5,365,586	$2,006,440
EQUITY IN NET ASSETS	$16,720,462	$6,462,249
TOTAL LIABILITIES AND EQUITY IN NET ASSETS	$22,086,048	$8,468,689

See Independent Auditors’ Report and the Notes to Financial Statements

9830 MacArthur, LLC & Subsidiaries

Combined Carve-Out Statements of Operations

For the Nine months ended September 30, 2020 and 2019

	2020	2019
NET REVENUE	$62,841,447	$27,609,544
COST OF GOODS SOLD	21,594,147	10,716,034
GROSS PROFIT	$41,247,300	$16,893,510
OPERATING EXPENSES
Sales and Distribution	$29,262,857	$13,644,838
General and Administrative	782,220	650,785
TOTAL OPERATING EXPENSES	$30,045,077	$14,295,623
NET INCOME	$11,202,223	$2,597,887

See Independent Auditors’ Report and the Notes to Financial Statements

9830 MacArthur, LLC & Subsidiaries

Combined Carve-Out Statements of Equity in Net Assets

For the Nine months ended September 30, 2020 and 2019

Balance at December 31, 2018	4,716,115
Net Distribution to the Company	(851,753)
Net Income	2,597,887
Balance at September 30, 2019	$6,462,249
Balance at December 31, 2019	$7,490,386
Net Distribution to the Company	(1,972,147)
Net Income	11,202,223
Balance at September 30, 2020	$16,720,462

See Independent Auditors’ Report and the Notes to Financial Statements

9830 MacArthur, LLC & Subsidiaries

Combined Carve-Out Statements of Cash Flows

For the Nine months ended September 30, 2020 and 2019

	9/30/2020	9/30/2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$11,202,223	$2,597,887
Adjustments to Reconcile Net Income to Net Cash
Provided (Used) by Operating Activities
Changes in Operating Assets and Liabilities
Accounts Receivable	(2,858,784)	(213,765)
Inventories	(7,026,833)	(1,594,664)
Prepaid Expenses	(2,356,646)	(701,767)
Deposits	2,661,414	537,124
Accounts Payable	(229,232)	(72,889)
Sales Return Reserve	580,005	299,827
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$1,972,147	$851,753
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	$-	$-
CASH FLOWS FROM FINANCING ACTIVITIES Net Distribution to the Company	(1,972,147)	(851,753)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$(1,972,147)	$(851,753)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$-	$-
CASH AND CASH EQUIVALENTS - Beginning of Year	-	-
CASH AND CASH EQUIVALENTS - End of Year	$-	$-

See Independent Auditors’ Report and the Notes to Financial Statements

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The combined carve-out financial statements consist of balances and activity compiled and reported related to the e-commerce business of 9830 MacArthur, LLC & Subsidiaries (the "Company") under the brands Mueller, Pursteam, Pohl and Schmitt and Sprializer (the "carved-out business").

The carved-out business is a consumer products company that develops, markets and sells products through online retail channels such as Amazon, primarily in the United States of America.

Basis of Presentation

The accompanying combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These financial statements have been prepared on a "carve-out" basis from the consolidated financial statements of 9830 MacArthur, LLC using the historical results of operations, cash flows, assets and liabilities and include allocations of income, expenses, assets and liabilities from the Company. These allocations reflect significant assumptions, and the combined carve-out financial statements do not fully reflect what the financial positions, results of operations and cash flows of the carved-out business would have been had the carved-out business been operated exclusively within a stand-alone company during the periods presented.

Carve-out Methodology

The following accounts were mainly allocated based on activity tied to a specific product identification number: accounts receivable, inventories, prepaid inventory, accounts payable, sales return reserve, accrued expenses, revenues, and direct operating expenses such as cost of goods sold and sales and distribution expenses. Other operating expenses, including general overhead items, were allocated based on the proportionate share of revenues of the Company represented by the carved-out business, or by a more specific method if detailed information was available.

All significant intercompany accounts and transactions among the carved-out business have been eliminated in the accompanying combined carve-out financial statements.

Limited Liability Companies

9830 MacArthur, LLC and certain of its subsidiaries are each separate limited liability companies (LLC's). As such, members of each LLC are not liable for any of the debts or liabilities of that LLC or of any other LLC included in these combined carve-out financial statements.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The carved-out business extends unsecured credit to customers in the normal course of business. The carved-out business provides an allowance for doubtful accounts when appropriate, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions, on an individual customer basis. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are due based upon agreed-upon terms with customers. Accounts receivable are considered past due if the carved-out business has not received payments based upon the agreed-upon terms. No allowance for doubtful accounts was considered necessary as of both September 30, 2020 and 2019. The carved-out business does not accrue interest on accounts receivable.

Inventories

Inventories consist primarily of finished goods. The carved-out business currently records inventory on its balance sheet on a first-in, first-out ("FIFO") basis, and are recorded at the lower of cost or net realizable value. The carved-out business' costs include the amounts it pays manufacturers for product, tariffs and duties associated with transporting product across national borders, and freight costs associated with transporting the product from its manufacturers to its warehouses, as applicable.

Revenue Recognition

The carved-out business accounts for revenue in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 606, "Revenue from Contracts with Customers".

The carved-out business derives its revenue from the sale of consumer products. The carved-out business sells its products to consumers primarily through the Amazon.com, Inc. ("Amazon") online retail channel.

The carved-out business considers customer order confirmations to be a contract with the customer. Customer confirmations are executed at the time an order is placed through an online third party channel.

Revenue is recognized when control of the product is transferred to the customer (i.e., when the carved-out business' performance obligation is satisfied), which typically occurs at shipment date. As a result, the carved-out business has a present and unconditional right to payment and records the amount due from the customer in accounts receivable.

Revenue is recorded at the net sales price (transaction price), which includes an estimate of future returns based on historical return rates. There is judgment in utilizing historical trends for estimating future returns. The carved-out business' refund liability for sales returns was $168,982 and $74,569 as of September 30, 2020 and 2019, respectively, and is included in accrued liabilities on the combined carve-out balance sheet.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The carved-out business evaluated principal versus agent considerations to determine whether it is appropriate to record platform fees paid to Amazon as an expense or as a reduction of revenue. Platform fees are recorded as sales and distribution expense and are not recorded as a reduction of revenue because it owns and controls all the goods before they are transferred to the customer. The carved-out business can, at any time, direct Amazon and similarly with other 3rd party logistics providers ('Logistics Providers"), to return the carved-out business' inventory to any location specified by the carved-out business. Any returns made by customers directly to Logistics Providers is the responsibility of the carved-out business to make customers whole and the carved-out business retains the back-end inventory risk. Further, the carved-out business is subject to credit risk (i.e. for credit card chargebacks), establishes prices of its products, can determine who fulfills the goods to the customer (Amazon or the carved-out business) and can limit quantities or stop selling the goods at any time. Based on these considerations, the carved-out business is the principal in this arrangement.

A performance obligation is a promise in a contract to transfer a distinct good to the customer and is the unit of account in ASC Topic 606. A contract's transaction price is recognized as revenue when the performance obligation is satisfied. Each of the carved-out business' contracts have a single distinct performance obligation, which is the promise to transfer individual goods.

For consumer product sales, the carved-out business has elected to treat shipping and handling as fulfillment activities and not a separate performance obligation. Accordingly, the carved-out business recognizes revenue for its single performance obligation related to product sales at the time control of the merchandise passes to the customer, which is generally at the time of shipment. The carved-out business bills customers for charges for shipping and handling on certain sales and such charges are recorded as part of net revenues. Shipping and handling revenue for the nine months ended September 30, 2019 and 2018 were de minimis.

For each contract, the carved-out business considers the promise to transfer products to be the only identified performance obligation. In determining the transaction price, the carved-out business evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the carved-out business expects to be entitled.

All of the carved-out business' revenue for the nine months ended September 30, 2020 and 2019 were recognized at a point in time.

Sales taxes collected from customers are presented on a net basis and as such are excluded from net revenues.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was approximately $718,000 and $599,000 for the nine months ended September 30, 2020 and 2019, respectively.

Income Taxes

The operations of the carved-out business were conducted under entities classified as partnerships for federal and state income tax purposes. Each member's allocable share of the Company's taxable income or loss is taxed on the member's income tax returns. No provision or liability for federal or state income taxes has been included in the combined carve-out financial statements. The Company is subject to U.S. federal, state and local income tax examinations by the tax authorities. State franchise tax assessed at the Company level is charged to the Company’s operations as incurred.

The Company is not currently under examination by any taxing jurisdiction. New IRS partnership audit procedures are effective for returns filed for taxable years beginning after September 30, 2017. Generally, under the new IRS audit provisions, the IRS may assess the Company for the cost of a tax liability resulting from an IRS examination adjustment. The collection of income tax from the Company, however, is an administrative convenience on the part of the government to collect the underpayment of income taxes from the members attributable to prior periods. Accordingly, the federal income taxes on Company income are attributable to the members and not reported as an entity level liability of the Company. In the event of any future tax assessments paid by the Company under the IRS partnership audit regime, such amounts and any related penalties and interest shall be reported as a distribution from the Company to the members for financial statement purposes.

Recent Accounting Pronouncements

During February 2016, the FASB issued Accounting Standards Update ("ASU") No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU 2018-10, “Codification Improvements to Topic 842, Leases”, which addresses narrow aspects of the guidance originally issued in ASU No. 2016-02; ASU 2018-11, “Targeted Improvements”, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate non- lease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, “Narrow-Scope Improvements for Lessors”, which addresses sales and other similar taxes collected from lessees, certain lessor costs, and the recognition of variable payments for contracts with lease and non-lease components.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

During 2019, the FASB also issued ASU No. 2019-01, which clarified Topic 842’s interim disclosure requirements and amended certain industry-specific guidance related to determining the fair value of leased assets and the cash flow presentation of principal payments received under sales-type and direct finance leases. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The carved-out business is currently assessing the effect that ASU No. 2016-02, as amended, will have on its combined carve-out results of operations, financial position and cash flows.

Management's Use of Estimates

The preparation of combined carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined carve-out financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2:	INVENTORIES

Inventory consisted of the following as of September 30:

	2020	2019
Inventory on Hand	$9,591,522	$3,643,182
Inventory in Transit	4,509,824	1,986,780
	$14,101,346	$5,629,962

NOTE 3:	COMMITMENTS AND CONTINGENCIES

Significant Concentrations

Financial instruments that potentially subject the carved-out business to concentrations of credit risk consist primarily of cash and accounts receivable. The carved-out business maintains cash with various domestic financial institutions of high credit quality. The carved-out business performs periodic evaluations of the relative credit standing of all of the aforementioned institutions.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 3:	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Significant Concentrations (Continued)

The carved-out business' accounts receivable are derived from sales contracts with a large number of customers. The carved-out business maintains reserves for potential credit losses on customer accounts when deemed necessary. Significant customers are those which represent more than 10% of the carved-out business' total net or gross accounts receivable balance at the balance sheet date. During the nine months ended September 30, 2020 and 2019, the carved-out business had no customer that accounted for 10% or more of gross accounts receivable. As of September 30, 2020, and 2019, substantially all of the carved-out business' accounts receivable are held by the carved-out business' sales platform vendor Amazon, which collects money on the carved-out business' behalf from its customers.

The carved-out business is reliant on one key vendor which currently provides the carved-out business with its sales platform, logistics and fulfillment operations, including certain warehousing for the carved-out business' goods and invoicing and collection of its revenue from the carved-out business' end customers. Substantially all of the carved-out business' revenue was generated through the Amazon sales platform in both 2020 and 2019.

Inventory Purchases

As of September 30, 2020, and 2019, the carved-out business had approximately $3,900,000 and $103,000, respectively, of inventory purchase orders placed with vendors that had not been fulfilled or prepaid.

Legal Proceedings

At any point in time, the carved-out business could have claims and pending legal proceedings outstanding. These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the carved-out business. In the opinion of management, the ultimate dispositions of such proceedings are not expected to have a materially adverse effect on the carved-out business' combined results of operations, financial position or cash flows.

NOTE 4:	SUBSEQUENT EVENTS

The carved-out business has evaluated subsequent events occurring through May 5, 2021, the date that the combined carve-out financial statements were available to be issued, for events requiring recording or disclosure in the carved-out businesses combined carve-out financial statements.

9830 MacArthur, LLC & Subsidiaries

Notes to Combined Carve-Out Financial Statements

September 30, 2020 and 2019

NOTE 4:	SUBSEQUENT EVENTS (CONTINUED)

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic. The COVID-19 outbreak has severely restricted the level of economic activity throughout the world, including geographic locations in which the carved-out business operates. The extent of the impact of COVID-19 on the carved-out business' operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental or other regulatory actions. Given the uncertainty regarding the spread of this coronavirus, the related financial impact cannot be reasonably estimated at this time.

On December 1, 2020, the Company entered into, and closed the transactions under an Asset Purchase Agreement ("the Agreement") with Mohawk Group Holdings, Inc. and its subsidiary Truweo, LLC ("the Purchaser"). Pursuant to the Agreement, the Purchaser, among other things, purchased and acquired certain of the carved-out business' assets and assumed certain liabilities related to the carved-out business.

As consideration for the purchase, the Company received from the Purchaser (i) $25,000,000 in cash, (ii) 4,220,000 shares of Common Stock of Mohawk Group Holdings, Inc., and (iii) a non-negotiable promissory note in favor of the Company in the amount of $15,799,499, representing the value of certain inventory that the Company had paid for, but not yet sold as of the closing date, the principal amount of which shall be subject to adjustment in accordance with the terms of the Agreement. In addition, subject to achievement of certain contribution margin thresholds on certain products of the acquired business for the years ending September 30, 2021 and 2022, the Company shall be entitled to receive earn out payments as defined in the Agreement.